POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints each of Mark Blaufuss, Chief Financial Officer and Treasurer of Metaldyne Performance Group Inc. and Gary Ford, Vice President, Chief Accounting Officer and Controller of Metaldyne Performance Group Inc., signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)      execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or stockholder of Metaldyne Performance Group Inc. (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)      do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(3)      take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9 day May, 2016.

/s/ William C. Jackson
Signature

William C. Jackson
Print Name

STATE OF [Wisconsin] )

COUNTY OF [Milwaukee] )

On the 9 day of May, 2016, before me, the undersigned, a Notary Public in and for said State, personally appeared William C. Jackson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Ethel L. Parnell
Notary Public in and for
the State of	Wisconsin

My Commission Expires:	November 3, 2018

Signature Page to Power of Attorney